Exhibit 10.4









                CONTRACT FOR CHINESE FOREIGN EQUITY

                          JOINT VENTURES






































                 Chapter 1  General Provisions

     In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other relevant laws and regulations for China's Special Economic Zones, Qimei Wu and U.S. Dawson Science Corporation adhering to the principle of equality and mutual benefit and through friendly consultations, agree to set up a joint venture enterprise in Shenzhen Special Economic zone, Guangdong Province, P.R. China. The contract hereunder is concluded.


             Chapter 2  Parties to the Joint Venture

Article 1

     Parties to this contract are as follows:  U.S. Dawson
Science Corporation (hereinafter referred to as Party A), registered with the United States, legal address: Nevada, U.S.

Legal representative:    Name:  Zhijian Wu
                         Position:  Chairman of the Board
                         Nationality:  P.R. China
Legal representative:    Qimei Wu (hereinafter referred to as
                         Party B)
                    Sex:  Female
                    Nationality:  Changde, Hunan Province, P.R.
                                  China
                    Natural person
                    ID:  432401381012202
She is one of the stockholders of Shenzhen Jinzhenghua Transport
Industrial Development Co., Ltd., P.R. China

    Chapter 3  Establishment of the Joint Venture Company

     Article 2

     In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other relevant laws and other regulations for China's Special Economic
Zones, both parties to the joint venture agree to set up a joint venture limited liability company.

     Article 3

     The name of the joint venture company is [name in Chinese characters]. The name in foreign language is Shenzhen Jinzhenghua Traffic and Transportation Industrial Development Co., Ltd. (hereinafter referred to as the joint venture company).
The legal address of the joint venture company is at 3 & 4/F Fu'an Bldg., Futian District, Shenzhen Special Economic Zone.

     Article 4

     All activities of the joint venture company shall be governed by the laws and pertinent rules and regulations of the People's Republic of China.

     Article 5

     The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.


  Chapter 4  The Purpose and Scope of Production and Business

     Article 6

     The purpose of the parties to the joint venture is to develop China's traffic and transportation industry through making full use of the advantages of the two parties and the potentiality in domestic freight with automobiles, and introducing foreign investment; to create a scientific and systematic service network to transport passengers and goods with automobiles so as to serve for agriculture, industry, business trade and travel industry and to gain the highest social and economic returns.

     Article 7

     The productive and business scope of the joint venture company is to invest into the entities (the specific projects shall be applied separately), to transport goods and passengers on highway, storage, automobile accessories, domestic trade, the supply and marketing of goods and materials (the monoplied goods are concluded).


Chapter 5  Total Amount of Investment and the Registered Capital

     Article 8

     The total amount of the joint venture company is $20 million.


     Article 9

     Investment contributed by the parties is $10 million, which will be the registered capital of the joint venture company.
     Of which: Party A shall pay $9.2 million, accounts for 92%, Party B shall pay $800 thousand, accounts for 8%.

     Article 10

Both Party A and Party B will contribute the following as their investment:
     Party A: cash $9.2 million (Party A contributes in Renminbi, the exchange of RMB into US$ shall be based on China's foreign exchange rate on the date of the registration)
     Party B: cash $800 thousand, contributing in objects or cash
     (Note: When contributing industrial property as investment, Party A and Party B shall conclude a separate contract to be a part of this main contract.)

     Article 11

     The registered capital of the joint venture company shall be paid in two installments by Party A and Party B according to their respective proporation of their investment.
Each installment shall be as follows:
     Party A shall pay 60% of the capital, that is $5.52 million; Party B shall pay 60% of the capital, that is $480 thousand on the date of registration;
     Both Party A and Party B shall pay the remaining capital within three months from the date of registration.

     Article 12

     In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from Shenzhen Municipal Government.
     When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.


Chapter 6  Responsibilities of Each Party to the Joint Venture

     Article 13

     Party A and Party B shall be respectively responsible for the following matters:
Responsibilities of Party A:
     1. Handling of applications for approval of the joint venture company from Shenzhen Municipal Government; handling of application for registration, business license and other matters concerning the establishment of the joint venture company from Shenzhen Industrial and Commercial Management Administration;
     2.  Providing cash in accordance with the stipulation in
Article 10 and 11;
     3. Assisting the joint venture company in purchasing or leasing equipment, materials, articles for office use, means of transportation and communication facilities etc.;
     4. Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation etc.;
     5. Assisting the joint venture company in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;
     6. Assisting Party B for the certification for staying temporarily, work license, and processing their travelling matters;
     7. Responsible for handling other matters entrusted by the joint venture company;
Responsibilities of Party B:
     1.  Providing capital in accordance with the stipulation in
Article 10 and 11;
     2. Training the technical personnel and workers of the joint venture company;
     3. Responsible for handling other matters entrusted by the joint venture company.


           Chapter 7  The Board of Directors

     Article 14

     The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company;

     Article 15

     The board of directors are composed of seven directors, of which four shall be appointed by Party A, three by Party B. The chairman of the board shall be appointed by Party B, and the vice-chairman by Party A. The term of office for the directors, chairman and vice-chairman is three years, their term of office may be renewed if continuously appointed by the relevant party.

     Article 16

     The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues. As for other matters, approval by a majority of 2/3 or over majority shall be required.

     Article 17

     The chairman of the board is the legal representative of the joint venture Company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

Article 18

     The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman many convene and interim meeting based on a proposal mande by more than one third of the total number of directors. Minutes of the meeting shall be placed on file.
The meeting of the board of directors shall be convened at the legal address of the joint venture company usually.


           Chapter 8  Business Management Office

     Article 19

     The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, a deputy general manager both invited by the board of directors whose term of office is three years.

     Article 20

     The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. The deputy general manager shall assist the general manager in his work.
     When handling the major issues, the general manager shall discuss with the deputy general manager.

     Article 21

     In case of graft or serious dereliction of duty on the part of the general manager and deputy general manager, the board of directors shall have the power to dismiss them at any time.


              Chapter 9  Purchase of Equipment

     Article 22

     In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same.


                 Chapter 10  Labor Management

     Article 23

     Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Chinese-Foreign Equity Joint Ventures and its Implementation Rules."
     The labor contracts shall, after being signed, be filed with the Administration of Labor of Shenzhen.

     Article 24

     The appointment of high-ranking administrative personnel recommended by both parties, their salaries, social insurance, welfare and the standard of travelling expenses etc. shall be decided by the meeting of the board of directors.


            Chapter 11  Taxes, Finance and Audit

     Article 25

     Joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

     Article 26

     Staff members and workers of the joint venture company shall pay individual income tax according to the "Individual Income Tax
Law of the People's Republic of China."

     Article 27

     Allocations of reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Venture". The annual proporation of allocations shall be decided by the joint venture board of directors according to the business situations of the joint venture company.

     Article 28

     The joint venture company shall form an accounting office, provide accountants and stipulate the accounting system in accordance with the "The Accounting System of the People's Republic of China on Chinese-Foreign Equity Joint Venture".
     The accounting system of the joint venture company shall be filed in the Administration of Finance of Shenzhen and the Administration of Taxes of Shenzhen.


           Chapter 12  Duration of the Joint Venture

     Article 29

     The duration of the joint venture company is 15 years. The establishment of the joint venture company shall start from the date of which the business license of the joint venture company is issued.
     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to Shenzhen Municipal Government six months prior to the expiry date of the joint venture.


          Chapter 13 The Disposal of Assets After the Expiration of the Duration

     Article 30

     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant law. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.


                   Chapter 14  Insurance

     Article 31

     The joint venture company shall carry every types of insurance at People's Insurance Company of China. Types, the value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's
Insurance Company of China.


          Chapter 15 The Amendment, Alteration and Discharge of the Contract

     Article 32

     The amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by Shenzhen Municipal Government.

     Article 33

     In case of inability to fulfil the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agree upon the board of directors and approved by Shenzhen Municipal Government.


       Chapter 16  Liabilities for Breach of Contract

     Article 34

     Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfil the obligations prescribed by the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminates the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after being approved by Shenzhen Municipal Government as well as to claim damages. In case Party A and party B of the joint venture company agree to continue the operation, the party who fails to fulfil the obligations shall be liable to the economic losses to the joint venture company.

     Article 35

     Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 3% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 6 months, 3% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party.

     Article 36

     Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.


               Chapter 17  Force Majeure

     Article 37

     Should either of the parties to the contract be prevented from executing the contra by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or whether to delay the execution of the contract according to the effects of the events of the performance of the contract.


                 Chapter 18  Applicable Law

     Article 38

     The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.


               Chapter 19  Settlement of Disputes

     Article 39

     Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations, the disputes shall be submitted to China's International Economic and Trade Arbitration Commission of the Shenzhen Council in accordance with its rules of procedures. The arbitral award is final and binding upon parties. The losing party shall be responsible for the arbitral fee.
During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.


  Chapter 20  Effectiveness of the Contract and Miscellaneous

     Article 40

     During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.

     Article 41

     The regulations of the joint venture drawn up in accordance with the principles of this contract are integral part of this contract.

Article 42

     The contract and its appendices shall come into force beginning from the date of approval of the Shenzhen Municipal
Government.

     Article 43

     Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

     Article 44

     The contract is signed in Shenzhen, Guangdong Province of China by the authorized representatives of both parties on October 8, 1997.


For Party A                        For Party B
(Seal)                             (Seal)

/s/Zhi Jian Wu                        /s/  Qi Mei Wu
Zhi Jian Wu                           Qi Mei Wu
Legal Representative(Signature)       Legal Representative